Exhibit 99.1

FOR IMMEDIATE RELEASE

JUNE 10, 2013

Contact:	Jill McMillan, Director, Public & Industry Affairs
Phone: (214) 721-9271
Jill.McMillan@CrosstexEnergy.com

CROSSTEX ENERGY ANNOUNCES PUBLIC OFFERING OF COMMON UNITS

DALLAS, June 10, 2013 — Crosstex Energy, L.P. (NASDAQ: XTEX) (the Partnership) today announced the commencement of an underwritten public offering of 6,000,000 common units representing limited partner interests of the Partnership. The Partnership will also grant the underwriters a 30-day option to purchase up to 900,000 additional common units.  The Partnership intends to use the net proceeds from this offering, including any net proceeds from the underwriters’ exercise of their option, for capital expenditures for currently identified projects, including the Cajun-Sibon natural gas liquids pipeline expansion, and for general partnership purposes.

Wells Fargo Securities, BofA Merrill Lynch, Citigroup, Morgan Stanley and RBC Capital Markets will act as joint book-running managers for the offering.

When available, copies of the preliminary prospectus supplement, prospectus supplement and accompanying base prospectus relating to the offering may be obtained free of charge on the Securities and Exchange Commission’s website at www.sec.gov or from the underwriters of the offering:

•                                          Wells Fargo Securities, Attn: Equity Syndicate Dept., 375 Park Avenue, New York, NY 10152. By telephone (800) 326-5897 or by email cmclientsupport@wellsfargo.com;

•                                          BofA Merrill Lynch, Attn: Prospectus Department, 222 Broadway, New York, NY 10038. By email at dg.prospectus_requests@baml.com;

•                                          Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Ave., Edgewood, NY 11717. By email at batprospectusdept@citi.com, or Toll-Free: (800) 831-9146;

•                                          Morgan Stanley, Attn: Prospectus Department, 180 Varick Street, 2nd Floor, New York, New York 10014. By telephone (866) 718-1649 (toll free) or (917) 606-8474 or by e-mailing prospectus@morganstanley.com;

•                                          RBC Capital Markets, Attn: Equity Syndicate, Three World Financial Center, 200 Vesey Street, 8th Floor, New York, NY 10281. By telephone (877) 822-4089.

The common units will be offered and sold pursuant to an effective shelf registration statement on Form S-3 previously filed with the Securities and Exchange Commission. This press release does

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not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering is being made only by means of a prospectus and related prospectus supplement meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

About the Crosstex Energy Companies

Crosstex Energy, L.P. (NASDAQ: XTEX) is an integrated midstream energy partnership headquartered in Dallas that offers diversified, tailored customer solutions spanning the energy value chain with services and infrastructure that link energy production with consumption.  XTEX operates approximately 3,500 miles of natural gas, natural gas liquids and oil pipelines, 10 natural gas processing plants and four fractionators, as well as barge and rail terminals, product storage facilities, brine disposal wells and an extensive truck fleet.  XTEX has the right platform, the right opportunities and the right people to pursue its growth-focused business strategy.

Crosstex Energy, Inc. (NASDAQ: XTXI) owns the general partner interest, the incentive distribution rights and a portion of the limited partner interests in Crosstex Energy, L.P. as well as the majority interest in a services company focused on the Utica Shale play in the Ohio River Valley.

This press release contains forward-looking statements. These statements are based on certain assumptions made by the Partnership based upon management’s experience and perception of historical trends, current conditions, expected future developments and other factors the Partnership believes are appropriate in the circumstances.  These statements include, but are not limited to, statements with respect to the Partnership’s financial flexibility and prospects.  Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership, which may cause the Partnership’s actual results to differ materially from those implied or expressed by the forward-looking statements.  These risks include, but are not limited to, risks discussed in the Partnership’s filings with the Securities and Exchange Commission. We therefore caution you against relying on any of these forward-looking statements.  The Partnership has no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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